Exhibit (b)(i)

As of June 30, 2026

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, New York 10013

Xiao-I Corporation – Convertible Promissory Note Due June 30, 2027

Ladies and Gentlemen:

We refer to the Deposit Agreement, dated as of March 9, 2023, as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Xiao-I Corporation, a Cayman Islands exempted company (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Deposit Agreement.

The Company has entered into a Securities Purchase Agreement (the “SPA”), dated as of June 29, 2026, with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which it issued, offered and sold to the Investor a Convertible Promissory Note in the amount of $2,170,000.00, due June 30, 2027 (the “Note”), in the United States in a transaction exempt from registration under the Securities Act as a ‘private placement’ (the “Offer”). The terms of the Offer and the Note are more fully described in the Prospectus Supplement, dated June 30, 2026, a copy of which has been provided to the Depositary. The Note is convertible into ADSs representing ordinary shares of the Company (the “Shares”) upon the terms specified in the Convertible Promissory Note instrument, and a copy of the Note has been provided to the Depositary (the “Note T&Cs”). The conversion of the Note into ADSs has been registered with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act pursuant to a shelf registration statement on Form F-3 (Reg. No. 333-279306) (the “Registration Statement”).

This Letter Agreement confirms our understanding and agreement as follows:

1.  Deposit of Shares. The Company and the Depositary hereby agree that the Shares underlying the ADSs that may be delivered upon a conversion of the Note by the Investor may, along with a certified true copy of the Company’s register of members reflecting the Depositary (or its nominee) as the registered holder of the corresponding number of Shares, be deposited by the Company with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof.

2.  Issuance and Delivery of ADSs upon Conversions of the Note and Deposit of Shares. The Company hereby instructs the Depositary to issue, and consents to the issuance of, the ADSs against the deposit of Shares by the Company upon a conversion of the Note, subject to compliance with the terms and conditions of the Deposit Agreement. The Depositary hereby agrees, subject to availability of ADSs for issuance under an effective Registration Statement on Form F-6 then on file with the Commission, to deliver the ADSs representing the right to receive such Shares in accordance with the Deposit Agreement only upon receipt of (i) the applicable opinions referred in Section 7, below, (ii) confirmation of deposit of the applicable Shares by the Company with the Custodian, (iii) payment of the applicable Depositary fees and expenses specified in Section 8, below, and (iv) a duly completed and signed Conversion ADS Issuance Instructions, substantially in the form of Exhibit A attached hereto.

3.  Issuance of Restricted ADSs. In the event that the Note is converted by an Affiliate of the Company or otherwise not convertible into freely transferable securities, the Company may need to cause ‘Restricted Securities’ (as defined in the Deposit Agreement) to be issued and deposited with the Custodian and may need to instruct the Depositary to issue Restricted ADSs in respect thereof, in each case upon the terms set forth in a Restricted ADS Letter Agreement to be entered into by the Company and the Depositary.

4.  Status of ADSs. The Company confirms that (i) the ADSs issued pursuant to the terms of this Letter Agreement will be beneficially owned by the holder of the Note and are freely transferable by the holder of the Note subject only to the contractual limitations, as between the Company and the holder of the Note, as specified in the SPA and the Note T&Cs; and (ii) it will not permit the conversion of the Note into ADSs by any person that is an Affiliate of the Company (or that has been an Affiliate of the Company at any time within three months prior to the requested conversion).

5.  Representations and Warranties. The Company represents and warrants to the Depositary that:

(i) the Shares to be deposited by the Company with the Custodian in respect of the ADSs (a) have been duly authorized, and will be validly issued, fully paid and non-assessable, prior to or upon deposit with the Custodian, (b) will upon issuance rank pari passu in all respects, and will be fully fungible, with the Shares on deposit with the Custodian under the Deposit Agreement, (c) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (d) will upon deposit with the Custodian be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (e) will not be ‘Restricted Securities’ (as defined in the Deposit Agreement), and all pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian have been validly waived or exercised;

(ii) the transfer of the Shares to the Custodian (for deposit with the Depositary under the terms of the Deposit Agreement and this Letter Agreement), and the issuance and delivery of ADSs by the Depositary in respect of such Shares upon the terms contemplated herein do not violate any U.S., Cayman Islands, or People’s Republic of China laws or any regulation, order, judgment or proceeding binding on the Company, any agreement to which the Company is a party nor the Memorandum and Articles of Association of the Company;

(iii) the Company has obtained all governmental approvals, permits, consents and authorizations required to be so obtained in the Cayman Islands, in the U.S., and in the People’s Republic of China for the transactions contemplated in the SPA and in this Letter Agreement; and

(iv) to the Company’s knowledge, none of the terms of this Letter Agreement and none of the transactions contemplated in this Letter Agreement violate any court judgment or order issued against the Company or any material contract to which it is a party.

Such representations and warranties shall survive each deposit of Shares and each issuance of ADSs upon a conversion of the Note.

6.  Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Shares upon a conversion of the Note, the issuance of the ADSs, and the delivery of such ADSs; and (ii) take, and cause, instruct, or direct others to take, commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Shares upon a conversion of the Note, the issuance of the ADSs, and the delivery of such ADSs, in each case upon the terms and conditions set forth in the Deposit Agreement and this Letter Agreement, do not materially prejudice the rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws.

7.  Opinions. The Company shall provide the Depositary (A) at the time of execution of this Letter Agreement, an opinion of its Cayman Islands counsel, stating, inter alia, that, subject to customary and appropriate assumptions and qualifications, (i) the Company has duly authorized and executed this Letter Agreement, (ii) this Letter Agreement constitutes a legal, valid, and binding obligation of the Company under Cayman Islands law enforceable against the Company upon its terms, (iii) all consents and approvals necessary under Cayman Islands law for the issuance and deposit of the Shares with the Custodian pursuant to the terms of the Deposit Agreement and this Letter Agreement have been obtained, (iv) such Shares are duly authorized, and, at the time the ADSs are issued in respect thereof, such Shares will be validly issued, fully paid, and non-assessable, any pre-emptive or other similar rights with respect thereto will have been validly waived or exercised, and will rank pari passu in all respects, and will be fully fungible, with the Shares on deposit with the Custodian under the Deposit Agreement, and (v) the terms of this Letter Agreement and the transactions contemplated by this Letter Agreement do not and will violate the Articles of Association of the Company nor any applicable law, regulation, order, or decree in the Cayman Islands; and (B) prior to each issuance of ADSs upon a conversion of the Note, an opinion of its U.S. counsel as of the date thereof stating, inter alia, that, subject to customary and appropriate assumptions and qualifications, (i) assuming its due authorization, execution, and delivery, this Letter Agreement is valid, binding, and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) the Registration Statement has been declared effective by the Commission under the Securities Act and, based solely on our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued.

8.  Depositary Fees and Expenses. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company shall reimburse the Depositary for all of its fees and expenses (including all related legal fees) incurred by or on behalf of the Depositary in connection with the SPA, the conversions of the Note, and the issuance and delivery of the ADSs, in each case as contemplated by this Letter Agreement and such fees and expenses shall be paid within 30 days of the Depositary’s request for reimbursement. The Company hereby agrees and acknowledges that the Depositary may charge a fee of up to US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement.

9.  Fractional Shares and Fractional ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon a conversion of the Note, and neither the Depositary nor the Custodian shall be required to accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of an ADS.

10.  F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement may be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

11.  Miscellaneous.

(a)   The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)   The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)   This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York and the jurisdiction clause set forth in the Deposit Agreement shall apply, mutatis mutandis, to this Letter Agreement.

(d)   This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)   This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)    In the event that, in determining the rights and obligations of parties to the Deposit Agreement and this Letter Agreement with respect to any Shares or ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms of this Letter Agreement, the terms and conditions set forth in this Letter Agreement shall be controlling.

(g)   This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[Signature page on following page]

Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

XIAO-I CORPORATION

By:	/s/ Mingqu Lin
Name: Mingqu Lin
Title: Chief Executive Officer

Accepted and agreed
as of the date first written above:

CITIBANK, N.A., as Depositary

By:	/s/ Leslie DeLuca
Name: Leslie DeLuca
Title: Attorney-In-Fact

EXHIBIT

A: Conversion ADS Issuance Instructions

EXHIBIT A

to

Letter Agreement, dated as of June 30, 2026

(the “Letter Agreement”), by and between

Xiao-I Corporation

and

Citibank, N.A., as Depositary

_____________________

FORM OF CONVERSION ADS ISSUANCE INSTRUCTIONS

_____________________

To: Citibank, N.A., as Depositary E-mail: dr.china@citi.com	Citibank Hong Kong, as Custodian E-mail: hkadroperations@citi.com

Xiao-I Corporation

Ladies and Gentlemen:

1.  Reference is hereby made to (i) the Deposit Agreement, dated as of March 9, 2023 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among Xiao-I Corporation, a Cayman Islands exempted company (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder; and (ii) the Letter Agreement, dated as of June 30, 2026 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

2.  This Conversion ADS Issuance Instruction is being delivered to the Depositary in respect of the Shares (as defined in the Letter Agreement). We hereby instruct the Depositary to arrange for the issuance and delivery of the ADSs specified below under the Deposit Agreement.

3.  We confirm that, as of the date hereof, the Company’s confirmations, representations and warranties specified in the Letter Agreement in respect of the ADSs specified below, and the Shares represented thereby, are true, accurate and correct.

4.  The ADSs specified below will not be issued to an Affiliate of the Company.

5.  We agree to pay the applicable Depositary fees and expenses specified in the Letter Agreement and confirm that the indemnification obligations of the Company contained in Section 5.8 of the Deposit Agreement shall apply to the actions taken upon the instructions contained herein and the information provided to the Depositary herein.

A-1

**Attention: Citibank, N.A. – Hong Kong, as Custodian:

Upon receipt of the Xiao-I Corporation Register of Members (“ROM”), please liaise with the Depositary regarding next steps.

Upon clearance from the Depositary, please process the ROM and confirm receipt and credit to the Depositary’s unrestricted safekeeping account (#9111470000) by sending an MT544 SWIFT confirmation to the Depositary. If necessary, please specify DTC#953 in the DTC delivery field.

The Depositary will manage the release of the ADSs into DTC pursuant to the DTC delivery information listed herein upon confirmation that all conditions precedent to the issuance and delivery of the ADSs have been satisfied.

A-2

Number of Shares to be deposited in the ADR facility:
Shares

Number of ADSs to be issued (CUSIP No. 98423X308):
ADSs

Delivery information for corresponding ADSs:	For Deliveries of ADSs into DTC:

DTC Participant Name:

DTC Participant Account No.:

Beneficial Owner Name:

Beneficial Owner Account Name:

Beneficial Owner Account No.:

Reference Code (if any):

Contact Person at DTC Participant:

XIAO-I CORPORATION

By:
Name:
Title:
Date: